UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 1, 2015

NewMarket Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

330 South 4th Street, Richmond, Virginia		23219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(804) 788-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

    On December 1, 2015 the Compensation Committee of the Board of Directors (the “Compensation Committee”) of NewMarket Corporation (the “Company”) approved grants of restricted stock awards to the Company’s named executive officers as set forth below. The awards will be granted on December 18, 2015 (the “Award Date”) pursuant to the Company’s 2014 Incentive Compensation and Stock Plan (the “2014 Compensation Plan”).

Officer	Number of shares of Common Stock
Thomas E. Gottwald Bruce R. Hazelgrove, III Robert A. Shama Brian D. Paliotti	245 245 245 185

    The stock underlying each of the awards listed above will vest on the third anniversary of the Award Date, provided the executive officer is employed by the Company through such date. The Company will also retain and withhold shares of stock from each award to satisfy minimum statutory tax obligations for each executive officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NewMarket Corporation

December 2, 2015	By:	/s/ Brian D. Paliotti

Name: Brian D. Paliotti
Title: Vice President and Chief Financial Officer